Colmena Corp.
                            A publicly held Delaware
                                   corporation
                              (Stock Symbol "CLME")

                               www.colmenacorp.com

Anthony Q. Joffe
President & Chief Executive Officer

Vanessa H. Lindsey
Vice President, Secretary & Chief Administrative Officer

Adam Wasserman
Treasurer & Chief Financial Officer

Anthony Q. Joffe; Edward C. Dmytryk,
Lawrence R. Van Etten;  Vanessa H. Lindsey; Robert S. Gigliotti
-----------------
Board of Directors


                       Administrative & Executive Offices

                               101 SW 11th Avenue
                            Boca Raton, Florida 33486
                    (561) 392-6010 email: joffe@bellsouth.net


                                December 17, 2003

Mr. Jeff Foss, CEO
National ComTel Network Inc.
18340 Ventura Blvd., Suite 218
Tarzana, CA 91357

By facsimile transmission to 818-776-9770

         Re:      Update of Potential Reorganization with Colmena Corp.

Dear Mr. Foss:

     This letter updates and confirms the status of negotiations concerning a proposed transaction between Colmena Corp., a Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Colmena" and the "Exchange Act," respectively), and National ComTel Network Inc. ("National ComTel"), a corporation organized and operating under the laws of the State of California, as set forth in the letter of intent we signed in October 2003 and which was filed with the Securities and Exchange Commission (the "Letter of Intent" and the "Commission," respectively).

     The Letter of Intent with National ComTel remains non-exclusive since Colmena may be negotiating a potential reorganization with other companies as well. In the event that Colmena and National ComTel sign the definitive agreements contemplated by the Letter of Intent, however, Colmena will immediately withdraw from further negotiations with any other companies.

     After a lengthy discussion, Colmena and National ComTel have reaffirmed their commitment to entering into the reorganization on the terms set forth in the Letter of Intent. Because of the recent serious environmental problems in California (wildfires, mudslides and so forth) that temporarily disrupted your business, as well as unanticipated delays relating to the transfer of your SBA loan, the target dates set forth in the Letter of Intent can no longer be met. Accordingly, we have agreed to use our best efforts to sign a definitive reorganization agreement by early February 2004 and to close on the proposed transaction by the end of the first quarter 2004. Other than as set forth herein, the terms of the Letter of Intent remain unchanged.

     Please indicate your concurrence with the foregoing by signing a copy of this letter in the space indicated below, and thereafter transmitting such executed copy to us by facsimile. Colmena will then promptly file this letter with the Commission as an exhibit to a report on Form 8-K.

     We look forward to successfully concluding the contemplated reorganization with National ComTel.


                                Very truly yours,

                                  COLMENA CORP.

                              /s/ Anthony Q. Joffe

                                Anthony Q. Joffe
                                    President



      The foregoing is hereby accepted, as of the date first above written

             National ComTel Network Inc. and its Securities Holders



                           By: /s/ Jeff Foss
                                    Jeff Foss
  President and authorized representative for all of the securities holders of
                          National ComTel Network Inc.



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